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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of May 19, 1999, between BUILDNET INC., a corporation organized and existing under the laws of the State of North Carolina ("BuildNet") and Charles M. Cosby ("Employee").

         WHEREAS, BuildNet desires to employ Employee and Employee desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of BuildNet's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of BuildNet, having been acquired through BuildNet's efforts and/or the expenditure of considerable time and money, are among the principal assets of BuildNet; and

         WHEREAS, the parties hereby acknowledge that as a result of the position in which Employee will be employed by BuildNet, Employee will develop special skills and knowledge peculiar to BuildNet's business, whereby Employee has become and will continue to become, through Employee's employment with BuildNet, acquainted with the identities of the clients and customers of BuildNet, and has acquired and will continue to acquire access to the techniques of BuildNet in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the covenants set forth in Sections 8 through 11 (the "Covenants") of this Agreement are necessary for the reasonable and proper protection of BuildNet's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of BuildNet's business, and that such Covenants constitute a material portion of the consideration for Employee's employment hereunder;

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows.

         1. Position; Employment. BuildNet agrees to employ Employee, and Employee agrees to be employed, as Vice Chairman of BuildNet, or in such other position as the Board of Directors may from time to time reasonably assign (subject however to the provisions of Section 7 (d)). The employment of Employee shall commence as of the date of this Agreement and continue for the period beginning on the date hereof and ending as provided in Section 7 hereof.

         2. Performance of Duties. Employee agrees to use his best efforts to devote substantially his entire time and best efforts, skill ability and attention to the business and affairs of BuildNet and to the performance of the services and duties as he may be reasonably assigned from time to time by the Chairman of the Board or Board of Directors of BuildNet. In his capacity as Vice Chairman, Employee shall be one of the executive officers of BuildNet (or any successor, or entity directly or indirectly controlling BuildNet), and his duties in such position

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shall be consistent with that status as a senior executive officer, and he shall be accorded the benefits, facilities, staff assistance, perquisites and other privileges accorded such executives.

         In the performance of his responsibilities as Vice Chairman, Employee shall be subject to all of BuildNet's policies, rules and regulations applicable to its employees of comparable status. Employee shall report directly to and be subject to the direction of the Chairman of the Board and Board of Directors of BuildNet. Employee shall perform the duties consistent with Employee's knowledge, experience, and position and the duties of BuildNet employees of comparable status. Employee shall have such other duties and responsibilities consistent with his position as the Board of Directors of BuildNet shall from time to time reasonably assign to him. In performing such duties, Employee shall be subject to and shall substantially abide by all policies and procedures developed by BuildNet.

         3. Compensation.

                  (a) Base Salary. In consideration of Employee's services hereunder, BuildNet shall pay Employee a minimum annual base salary of One Hundred Fifty Thousand Dollars ($150,000) per annum, less applicable statutory deductions, payable in accordance with BuildNet's normal payroll practices (the "Base Salary"). Employee's Base Salary shall be reviewed by the Board of Directors of BuildNet on an annual basis and may be increased as the Board of Directors of BuildNet deems appropriate in its sole discretion.

                  (b) Signing Bonus. Employee shall receive a signing bonus of Sixty-five Thousand Dollars ($65,000) paid in the following fashion. $30,000 will be paid upon series B funding as a signing bonus. $35,000 will be paid upon series B funding as an interest free loan to be forgiven after 1 year in lieu of an annual bonus.

                  (c) Other Bonus. Employee may receive a bonus each calendar year during his continued employment comparable to bonuses paid to other similarly situated officers of BuildNet and as determined by the Board of Directors in its sole discretion.

         4. Work Location. Employee's primary work location shall be in King County, Washington, and he shall be reimbursed for all reasonable expenses of travel on behalf of BuildNet, or as requested or instructed by BuildNet or its Board of Directors. If Employee is requested and agrees (in his sole discretion) to relocate his personal residence, BuildNet shall reimburse Employee for reasonable and documented expenses associated with Employee's relocation to the new residence, including, without limitation (a) fees paid to any relocation service; (b) moving expenses, which shall include packing and moving of household items and up to sixty (60) days' temporary living expenses for Employee and his family; and (c) reasonable closing costs incurred by Employee in connection with the sale of his home in King County, Washington (including but not limited to sales commissions not to exceed six percent (6%) of the selling price), and the purchase of a home in the Raleigh/Durham area. Notwithstanding the provisions of this Section 6, no expense will be reimbursed by BuildNet without prior consent of the Chairman of BuildNet if such expense is greater than $5,000.

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         5. Employee Benefits. During the Term of this Agreement, Employee shall be eligible to receive and/or participate in all employee benefits that are offered by BuildNet to its employees generally.

         6. Intentionally Omitted.

         7. Term and Termination. The term of the Employee's employment under this Agreement (the "Term of Employment") shall commence as of the date hereof and continue through the date four (4) years from such date, unless earlier terminated in accordance with the provisions of this Agreement. The Term of Employment shall automatically be extended for successive one (1) year terms after the initial term unless either party gives notice of non-renewal at least ninety (90) days prior to the end of the then-current term. This Agreement shall terminate prior to the expiration of the Term of Employment upon the occurrence of any one of the following events.

                  (a) Cause. BuildNet may terminate this Agreement, at any time, with or without Cause, and with or without prior notice to Employee, in which event all payments under this Agreement shall cease, except as provided in
Section 7(d) below. The term "Cause" as used herein shall mean (i) Employee, in carrying out his duties hereunder, has been guilty of gross negligence or willful and wanton misconduct which in either case results in material harm to the financial condition, business, assets, or prospects of BuildNet; (ii) the conviction of, or the entering of a plea of no contest by, Employee for a felony or crime involving moral turpitude, (iii) any act involving dishonesty in the performance of Employee's duties hereunder, including, without limitation, fraud, misappropriation or embezzlement, (iv) any material breach of this Agreement by Employee, which failure cannot be cured or shall not have been cured within thirty (30) days after receipt by Employee of written notice from BuildNet specifying in reasonable detail the nature of such breach; or (v) Employee fails to carry out reasonable directions (consistent with his position as set forth in Section 1 hereof and the provisions of this Agreement) of the Board of Directors of BuildNet, which failure cannot be cured or shall not have been cured within thirty (30) days after receipt by Employee of written notice from BuildNet specifying in reasonable detail the failure to so carry out such directions.

                  (b) Death. This Agreement shall terminate if Employee dies during the Term of Employment. In such event, BuildNet shall pay to the Employee's executors, legal representatives or administrators an amount as set forth in Section 7(d) below.

                  (c) Disability. BuildNet may terminate this Agreement if Employee shall suffer a Disability, in which event all payments under this Agreement shall cease, except as provided in Section 7(d) below. For purposes of this Agreement, "Disability" shall mean that Employee has not performed his full-time duties with BuildNet for six (6) consecutive months or an aggregate of six (6) months within a twelve (12) month period as a result of his incapacity due to physical or mental illness.

                  (d) Certain Payments Upon Termination. If, during the Term of Employment, BuildNet terminates the employment of Employee for Cause, Employee voluntarily terminates his employment with BuildNet unless such termination promptly follows a substantial reduction

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in Employee's duties, responsibility or authority, or upon the death or
Disability of Employee during the Term of Employment, the Term of Employment shall terminate immediately thereafter, and BuildNet shall pay Employee or his beneficiary such Base Salary as he may be entitled to receive for services rendered prior to the date of such termination and for all accrued and unused vacation and reimbursements of expenses owing to Employee. If, during the Term of Employment, BuildNet terminates the employment of Employee without Cause or Employee voluntarily terminates his employment with BuildNet promptly after (i) there has occurred (without Employee's prior written consent) a change in his position as Vice Chairman and an executive officer of BuildNet as specified in Sections 1 and 2 hereof, or a reduction in his responsibilities or authority commensurate with such positions, or (ii) BuildNet has breached any term of this Agreement and such breach is not cured within thirty (30) days after receipt by BuildNet of written notice from Employee specifying in reasonable detail the nature of such breach, then BuildNet shall pay to employee, within thirty (30) days after the effective date of such termination , for a period from the effective date of such termination for six months of base pay as if such termination had not occurred, plus such Base Salary as he may be entitled to receive for services rendered prior to the date of such termination and for all accrued and unused vacation and reimbursements of expenses owing to Employee. In the event of any such termination, BuildNet shall not be liable for any other payments to Employee.

         8. Restrictive Covenants.

                  (a) Noncompetition. During the term of his employment, and for a period of six months (and only if the severance pay listed above is paid) after the termination or cessation of Employee's employment with BuildNet, regardless of manner or cause of termination, Employee agrees that, within the geographic area described in Section 8(e) hereof, he will not: (i) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services as a substantial part of its business directly competitive with those then currently provided by BuildNet; or (ii) have any ownership or financial interest, directly or indirectly, in any entity which provides products or services as a substantial part of its business directly competitive with those then currently provided by BuildNet, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Employee owns less than 1% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of BuildNet. Notwithstanding the foregoing, Employee may, after termination of his employment with BuildNet, engage in business as a consultant to businesses that may be clients of BuildNet, provided he does not have a direct or indirect ownership interest in such businesses (other than as permitted above for publicly owned corporations). Further, nothing in this Section 8 shall prohibit Employee from owing interest in, or having a position with, or rendering services to, ICS Corporation, or its successor, or any licensee of ICS Corporation which in turn licenses technology to BuildNet.

                  (b) Restriction on Solicitation of Customers. Employee agrees that he will not (in addition to any other restriction on his activities), for a period of six (6) months immediately following Employee's termination, on his own behalf or on behalf of any other person or entity,

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directly or indirectly call on or otherwise contact customers of BuildNet on or prior to the date of termination or cessation of Employee's employment with BuildNet (the "Restricted Customers") within the geographic area described in
Section 8(e) hereof, for the purpose of selling products or services to the Restricted Customers that are competitive with those provided by BuildNet.

                  (c) Restriction on Solicitation of Employees. Employee agrees that he will not, for a period of six (6) months immediately following Employee's termination, directly or indirectly contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of BuildNet:
(i) for the purpose of inducing that employee to work with or for Employee (or with a person or business entity with which employee is affiliated); or (ii) to terminate his employment with BuildNet; provided, however, nothing herein shall restrict Employees' actions or transaction with any person who initiates a voluntary contact with Employee seeking employment or assistance in obtaining employment, provided such person professes an intention or desire to terminate employment with BuildNet.

                  (d) Confidentiality. Employee will not at any time, whether during or after the termination of his employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of BuildNet or of any third party that BuildNet is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his duties as an employee of BuildNet, and Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner that may injure or cause loss to BuildNet. The provisions of this clause
(d) shall not apply to any information that is not treated as confidential by BuildNet or that has come into the public domain through no fault of Employee.

                  (e) Geographic Scope of Restrictive Covenants. The geographic area in which Employee shall not engage in any of the prohibited activities listed in subsections 8(a) and 8(b) hereof shall be limited to the United States.

         9. Employee Developments. If at any time or times during Employee's employment, Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relates to the business of BuildNet or any of the products or services being developed, manufactured or sold by BuildNet or that may be used in relation therewith, such Developments and the benefits thereof shall immediately become the sole and absolute property of BuildNet and its assigns, and Employee shall promptly disclose to BuildNet each such Development and hereby assigns any rights Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to BuildNet and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto to BuildNet. Upon the request of BuildNet, the Employee

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will execute and deliver all documents and do other acts which are or may be necessary to document such transfer or to enable BuildNet to file and prosecute applications for and to acquire, maintain, extend and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such developments.

         Notwithstanding the foregoing, this Agreement shall not be construed to apply to, and shall not create any assignment of, any Developments of the Employee that are covered by Section 66-57.1 of the North Carolina General Statutes, a copy of which is attached hereto as Exhibit A.

         10. Existing Developments. Employee represents that the Developments, if any, identified on Exhibit B attached hereto comprise all the unpatented and uncopyrighted Developments that Employee has made or conceived prior to or otherwise not in connection with Employee's employment by BuildNet, which Developments are excluded from this Agreement. Employee understands that it is necessary only to list the title and purpose of such Developments but not details thereof.

         Employee further represents that Employee's performance of all the terms of this Agreement and as an employee of BuildNet does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by BuildNet. Employee has not entered into, and Employee agrees he will not enter into, any agreement either written or oral in conflict herewith.

         11. Return of BuildNet Property. Upon the termination of Employee's employment with BuildNet for any reason, Employee shall leave with or return to BuildNet all personal property belonging to BuildNet ("BuildNet Property") that is in Employee's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such BuildNet Property contains confidential or proprietary information of BuildNet as described in Section 8(d) hereof.

         12. Enforcement of the Covenants. Employee acknowledges and agrees that the Covenants contained in Sections 8 through 11 of this Agreement are reasonably necessary to the protection of BuildNet's business, that a violation of any of the Covenants contained in Sections 8 through 11 of this Agreement would result in immediate and irreparable harm to BuildNet and that BuildNet's remedies at law and/or the award of monetary damages would be inadequate relief for such a violation. Therefore, Employee's violation or threatened violation of any of the Covenants contained in Sections 8 through 11 of this Agreement will give BuildNet the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. These remedies will be cumulative and in addition to any other remedies that BuildNet may have. In addition, Employee agrees that the Covenants contained in Sections 8 through 11 will be extended by a length of time equal to the period of time running from the filing of any action to enforce or challenge the validity of the Covenants to the date of a final judgment (after appeals, if any) or settlement of said litigation, or the expiration of all applicable appeal periods after the entry of judgment in said litigation, whichever event last occurs.

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         13. Waiver of Breach. Any waiver by BuildNet of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         14. Validity and Survival of the Covenants. The parties acknowledge and agree that the obligations contained in this Agreement are exchanged for valid and reasonable consideration, are reasonably necessary to protect BuildNet's and Employee's legitimate interests, are reasonable with respect to time, duration, geographic scope, dollar amounts and other provisions, and do not interfere with the interests of the public, and that the descriptions of prohibited activities contained in the covenants of Section 8 through 11 hereof are sufficiently precise and definite to inform Employee of the scope of the covenants. The covenants contained Sections 7(b), 7(c), 7(d) and 8 through 11 of this Agreement will survive termination of Employee's employment. The parties agree that the existence of any claim or cause of action that one may have against the other, whether based on this Agreement or otherwise, will not constitute a defense to the enforcement of any obligation hereunder.

         15. Severability. Employee hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, duration, territory, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. In particular, in the event that the provisions of Sections 8(a) and 8(b) are found to be unenforceable or void (either in whole or in part) then the offending portion shall be construed as valid and enforceable only to the extent permitted by law, and the balance of this Agreement will remain in full force and effect. It is the intention of the parties to restrict the activities of Employee only to the extent necessary to protect the legitimate business interests of BuildNet and not to deprive Employee of the right to earn a livelihood. Employee agrees that this Agreement is reasonably necessary to protect BuildNet's legitimate business interests.

         16. Binding Effect. Employee's obligations under this Agreement shall survive the termination of Employee's employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors, administrators and legal representatives and upon BuildNet's successors and assigns.

         17. Assignment. BuildNet shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. This Agreement may be amended only in a writing signed by each of the parties hereto.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement may be executed in counterparts.

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         19. Entirety. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by BuildNet (e.g., as may appear in employment or policy manuals). This Agreement supersedes any prior negotiations or discussions between the parties with regard to the subject matter hereof.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.


                                                BUILDNET INC.


                                                By:  /s/ Bayard M. Atwood, III
                                                Name:  Bayard M. Atwood, III
                                                Title: President



                                                EMPLOYEE


                                                /s/ Charles M. Cosby  (SEAL)
                                                Charles M. Cosby


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                                    EXHIBIT A


             SECTION 66-57.1 OF THE NORTH CAROLINA GENERAL STATUTES


         Any provision in an employment agreement which provides that the [employee] shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer's equipment, supplies, facility or trade secret information except for those inventions that:

         (i) relate to the employer's business or actual or demonstrably anticipated research or development, or

         (ii) result from any work performed by the employee for the employer.

         To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and [is] unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.


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                                    EXHIBIT B


                         PRIOR DEVELOPMENTS BY EMPLOYEE


         The following is a complete list of all unpatented and uncopyrighted Developments relevant to the subject matter of my employment by BuildNet that have been made or conceived by me prior to or otherwise not in connection with my employment by BuildNet.

                   No inventions or improvements.
           ------
             X     All such inventions as are described below:
           ------


Developments (as defined in the attached Agreement) created by or for ICS Corporation (or any predecessor or successor thereof), or for any other organization that has licensed, or in the future licenses, technology to The F.A.S.T. Management Group, Inc., to BuildNet or to any entity directly or indirectly controlling or controlled by BuildNet.






          ____  Additional sheets attached.


                                                   /s/ Charles M. Cosby
                                                   --------------------
                                                   Charles M. Cosby